EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is The Peoples Holding Company.

SECOND: The period of its duration is ninety-nine (99) years.

THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

To exercise all powers of a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in all banking and non-banking activities allowed for a bank holding company under state and federal law.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is six hundred thousand (600,000) shares of common stock, all of one class, having a par value of Ten Dollars ($10.00) each.

FIFTH: The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: None.

SEVENTH: The capital stock of the corporation may be issued for valid corporate purposes upon authorization by the Board of Directors of the corporation without prior stockholder approval.

EIGHTH: The Street and post office address of its initial registered office is P. 0. Box 709, 209 Troy Street, Tupelo, Mississippi 38801, and the name of its initial registered agent at such address is E. C. Neelly, III.

NINTH: The number of directors constituting the initial Board of Directors of the corporation is seventeen (17), and the names and street and post office addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

Name	Street and Post Office Address
George F. Adams	520 West Jackson Street
Tupelo, Mississippi 38801

John A. Barron	1344 Mapleview Drive
West Point, Mississippi 38821

Edward C. Bourland	806 McAlpine Drive
Amory, Mississippi 38821

W.L. Dunlap	518 Magnolia
Tupelo, Mississippi 38801

John L. Evans	Route 4
Fulton, Mississippi 38843

Robert C. Leake	715 Hillshire Drive
Tupelo, Mississippi 38801

W.P. Mitchell	2405 Parkway Drive
Tupelo, Mississippi 38801

E.C. Neelly, III	2406 Country Club
Tupelo, Mississippi 38801

Theron S. Pounds	101 Foster Park
Booneville, Mississippi 38829

David P. Searcy	Route 6, Ruffwood #16
Tupelo, Mississippi 38801

John W. Smith	19 Quail Creek Road
Tupelo, Mississippi 38801

Jimmy S. Threldkeld	35 Debeau
Tupelo, Mississippi 38801

Leonard W. Walden	Route 5
Booneville, Mississippi 38829

J. Heywood Washburn	711 Hillshire
Tupelo, Mississippi 38801

Robert H. Weaver	1509 Douglass Drive
Jackson, Mississippi 39211

John B. Wright	10th Avenue North
Amory, Mississippi 38821

J. Larry Young	Route 6, Box 216
Pontotoc, Mississippi 38863

TENTH: The name and street is and post office address of each incorporator is:

Name	Street and Post Office Address
E. C. Neelly, III	2406 Country Club
Tupelo, Mississippi 38801

John W. Smith	19 Quail Creek Road
Tupelo, Mississippi 38801
Dated November 9, 1982.

/s/ E. C. Neely, III

/s/ John W. Smith
Incorporators

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

Pursuant to Section 79-3-117, Mississippi Code of 1972 Annotated, The Peoples Holding Company adopts the following amendments to its articles of incorporation:

ONE: The name of the corporation is The Peoples Holding Company.

TWO: The following amendments of the articles of incorporation were adopted by the stockholders of the corporation on the 8th day of April, 1986, in the manner prescribed by the laws of the State of Mississippi, and the articles of incorporation of The Peoples Holding Company:

(1) RESOLVED, that Article Fourth of the articles of incorporation of The Peoples Holding Company be amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Million Two Hundred Thousand (1,200,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

Upon the effective date of this amendment each of the 290,250 issued and outstanding shares of common stock of the corporation will, without any action on the part of the holder thereof, become and be converted into a share of common stock of a par value of Five Dollars ($5.00) per share; and a “sticker” or “stickers” will be mailed to each shareholder to be attached to each certificate held by a shareholder indicating the reduction of par value from $10.00 to $5.00 per share. The corporation will at the same time also issue and deliver to each shareholder one additional share of common stock of a par value of $5.00 per share for each share of common stock already held by each shareholder.

(2) RESOLVED, that Article Ninth of the articles of incorporation of The Peoples Holding Company be amended by adding thereto the following:

The number of directors of the corporation for each ensuing year shall be fixed by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of directors shall be fixed at not less than (7) and the maximum number of directors shall be fixed at not more than twenty (20) . The directors shall be divided into three (3) classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 meeting of stockholders, Class 1 directors shall be elected for a one-year term, Class 2 directors for a two-year term and Class 3 directors for a three-year term. At each succeeding annual meeting of stockholders thereafter, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. All directors elected shall be subject to any maximum age eligibility requirements established by the bylaws of the corporation. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors shall be required to alter, amend, repeal or to adopt any provision inconsistent with the purpose and intent of this Article Ninth.

(3) RESOLVED, that the articles of incorporation of The Peoples Holding Company be amended by adding Article Eleventh to read as follows:

The affirmative vote of the holders of not less than 80% of the outstanding shares of all voting stock of the corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a Controlling Party, as defined below, shall be required for the approval or authorization of any merger, consolidation, approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of the assets of the corporation (for purposes of this provision, “substantially all of the assets”, shall mean assets having a fair market value or book value, whichever is greater, of 25 percent or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than 45 days prior to any acquisition of such assets) if such transaction involves any shareholder owning or controlling 20 percent or more of the corporation’s voting stock at the time of the proposed transaction (“Controlling Party”); provided, however, that these voting requirements shall not be applicable in such transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock of this corporation retained by its existing shareholders in such a transaction in which the corporation is the surviving entity) per share by holders of common stock of the corporation of such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the Controlling Party in the acquisition of any of its holdings of the corporation’s common stock in the three years preceding the announcement of the proposed transaction or (b) the transaction is approved by a majority of the entire board of directors.

The requirements of this Article Eleventh are in addition to, and separate from any consent or approval that may be required by any applicable law to authorize any merger, consolidation, or sale, exchange or lease of all or substantially all of the assets of the corporation.

The affirmative vote of not less than eighty percent (80%) of the outstanding voting stock is required to amend or repeal this Article Eleventh.

THREE: The number of shares of stock of the corporation outstanding at the time of such adoption was two hundred ninety thousand two hundred fifty (290,250) shares of common stock, all of one class, and the number of shares entitled to vote thereon was two hundred ninety thousand two hundred fifty (290,250).

FOUR: (1) The number of shares voting for said amendment (1) above was 229,111, and the number of shares voting against such amendment was 3,707.

(2) The number of shares voting for said amendment (2) above was 230,014, and the number of shares voting against such amendment was 2,490.

(3) The number of shares voting for said amendment (3) above was 231,444, and the number of shares voting against such amendment was 1,300.

EXECUTED by the undersigned President and Secretary of the corporation, in duplicate originals, at Tupelo, Mississippi, on this the 8th day of April, 1986.

THE PEOPLES HOLDING COMPANY

By:	/s/ E. C. Neely, III
President

ATTEST:

/s/ E. W. Conwell
Secretary

AMENDMENT TO

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

Pursuant to Section 79-3-117, Mississippi Code of 1972 Annotated, The Peoples Holding Company adopts the following amendments to its articles of incorporation:

ONE: The name of the corporation is The Peoples Holding Company.

TWO: The following amendment of the articles of incorporation was adopted by the stockholders of the corporation on the 12th day of March, 1987, in the manner prescribed by the laws of the State of Mississippi and the articles of incorporation of The Peoples Holding Company:

RESOLVED, that Articles Fourth of the articles of incorporation of The Peoples Holding Company be amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Four Million Two Hundred Thousand (4,200,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

RESOLVED FURTHER that a stock dividend of two hundred percent (200%) be declared upon all issued and outstanding shares of common stock and that this be accomplished by the issuance of One Million Three Hundred Fifty-four Thousand One Hundred Sixty-two (1,354,162) shares of common stock of a par value of Five dollars ($5.00) each by issuing and delivering to each shareholder two (2) additional shares of common stock of a par value of Five Dollars ($5.00) per share for each share of common stock already held by each such shareholder of record as of the effective date of this amendment.

RESOLVED FURTHER that the funds for the additional capital required for such stock dividend be derived by transferring from surplus to capital stock the sum of Six Million Seven Hundred Seventy Thousand Eight Hundred Ten Dollars ($6,770,810.00).

THREE: The number of shares of stock of the corporation outstanding at the time of such adoption was six hundred seventy-seven thousand eighty-one (677,081) shares of common stock, all of one class, and the number of shares entitled to vote thereon was six hundred seventy-seven thousand eighty-one (677,081).

FOUR: The number of shares voting for said amendment was 538,021, and the number of shares voting against such amendment was 5,020.

EXECUTED by the undersigned President and secretary of the corporation, in duplicate originals, at Tupelo, Mississippi, on this, the 12th day of March, 1987.

THE PEOPLES HOLDING COMPANY

By:	/s/ E. C. Neely, III
President

ATTEST:

/s/ E. W. Conwell
Secretary

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

Pursuant to Section 79-4-10.06, Mississippi Code of 1972 Annotated, The Peoples Holding Company adopts the following amendment to its articles of incorporation:

ONE: The name of the corporation is The Peoples Holding Company.

TWO: The following amendment of the articles of incorporation was adopted by the stockholders of the corporation on the 11th day of April, 1995, in the manner prescribed by the laws of the State of Mississippi and the articles of incorporation of The Peoples Holding Company:

RESOLVED, that Article Fourth of the Articles of Incorporation of The Peoples Holding Company, as previously amended, be amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Seven Million Five Hundred Thousand (7,500,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

THREE: The number of shares of stock of the corporation outstanding at the time of such adoption was Two Million Six Hundred Four Thousand Seven Hundred Sixty (2,604,760) shares of common stock, all of one class, and the number of shares entitled to vote thereon was Two Million Six Hundred Four Thousand Seven Hundred Sixty (2,604,760).

FOUR: The number of shares voting for said amendment was 2,016,016, and the number of shares voting against such amendment was 27,645.

THE PEOPLES HOLDING COMPANY

By:	/s/ John W. Smith
President

ATTEST:

/s/ Martin D. Kornage, Jr.
Secretary

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

Pursuant to Section 79-4-10.06, Mississippi Code of 1972 Annotated, The Peoples Holding Company adopts the following amendments to its articles of incorporation:

ONE: The name of the corporation is The Peoples Holding Company.

TWO: The following amendment of the articles of incorporation was adopted by the stockholders of the corporation on the 14th day of April, 1998, in the manner prescribed by the laws of the State of Mississippi and the articles of incorporation of The Peoples Holding Company:

RESOLVED, that Article Fourth of the Articles of Incorporation of The Peoples Holding Company, as previously amended, be amended to read as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

THREE: The number of shares of stock of the corporation outstanding at the time of such adoption was Five Million Eight Hundred Fifty-Nine Thousand Four Hundred Seventy-Two (5,859,472) shares of common stock, all of one class, and the number of shares entitled to vote thereon was Five Million Eight Hundred Fifty-Nine Thousand Four Hundred Seventy-Two (5,859,472).

FOUR: The number of shares voting for said amendment was 4,517,176, and the number of shares voting against such amendment was 24,162.

EXECUTED by the undersigned President and Secretary of the corporation, in duplicate originals, at Tupelo, Mississippi, on this the 14th day of April, 1998.

THE PEOPLES HOLDING COMPANY

By:	/s/ John W. Smith
President

ATTEST:

/s/ Martha S. Webb
Secretary

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

THE PEOPLES HOLDING COMPANY

Pursuant to the provisions of Section 79-4-10.06 of the Mississippi Business Corporation Act, The Peoples Holding Company adopts the following Articles of Amendment to its Articles of Incorporation:

ONE: The name of the corporation is The Peoples Holding Company.

TWO: The following amendments of the Articles of Incorporation were approved by the shareholders of the corporation on April 19, 2005 in the manner required by the Mississippi Business Corporation Act and by the Articles of Incorporation:

(1) RESOLVED, that Article First of the Articles of Incorporation of The Peoples Holding Company is hereby amended to read as follows:

“FIRST: The name of the corporation is Renasant Corporation.”

(2) RESOLVED, that Article Fourth of the Articles of Incorporation of The Peoples Holding Company is hereby amended in the following two respects: (i) to increase the aggregate number of shares of common stock, par value $5.00 per share, which the corporation shall have authority to issue from 15,000,000 shares to 75,000,000 shares, and (ii) to authorize the corporation to issue up to 5,000,000 shares of preferred stock, par value $.01 per share. In accordance with such amendments, Article Fourth of the Articles of Incorporation of The Peoples Holding Company is hereby amended to read as follows:

“FOURTH: The corporation is authorized to issue two classes of stock, common stock and preferred stock. The aggregate number of shares of common stock which the corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares, having a par value of Five Dollars ($5.00) each. The aggregate number of shares of preferred stock which the corporation shall have the authority to issue is Five Million (5,000,000) shares, having a par value of one cent ($.01) each.

Shares of the preferred stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated herein or in an amendment or amendments hereto providing for the issue of such series as adopted by the Board of Directors of the corporation. The Board of Directors of the corporation is hereby expressly authorized, subject to the limitations provided by law, to amend these Articles to establish and designate series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between or among series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to any series shall include, but shall not be limited to, the authority to fix and determine the following:

(a) The designation of such series.

(b) The number of shares initially constituting such series.

(c) The increase and the decrease, to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series as theretofore fixed.

(d) The rate or rates and the time at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

(e) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the manner of selecting shares of such series for redemption, if less than all shares are to be redeemed, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

(f) The amount payable on the shares of such series in the event of voluntary or involuntary liquidations, dissolution or winding up of the corporation. A liquidation, dissolution or winding up of the corporation, as such terms are used in this subparagraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of the assets of the corporation.

(g) Whether or not the shares of such series shall have voting rights and the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of preferred stock and the right to have one vote per share or less (but not more) than one vote per share.

(h) Whether or not a sinking fund or purchase fund shall be provided for the redemption or purchase of the shares of such series, and if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

(i) Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to, any provision for the adjustment of the conversion rate or the conversion price.

(j) Any other powers, preferences and relative participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.”

(3) RESOLVED, that the Articles of Incorporation of The Peoples Holding Company are hereby amended by adding an Article Twelfth, which shall read as follows:

“TWELFTH: Holders of the corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the corporation.”

THREE: The number of shares of stock of The Peoples Holding Company outstanding at the time of adoption of the foregoing amendments was ten million four hundred two thousand four hundred eighty-six (10,402,486) shares of common stock, all of one class, and the number of shares entitled to vote on such amendments was ten million four hundred two thousand four hundred eighty-six (10,402,486).

FOUR: The number of shares voting for and against the foregoing amendments is as follows:

(1) The number of shares voting for the amendment to change the name of the corporation from “The Peoples Holding Corporation” to “Renasant Corporation” was 7,123,462, and the number of shares voting against such amendment was 389,013.

(2) The number of shares voting for the amendment to increase the number of shares of common stock, par value $5.00 per share, which the corporation is authorized to issue from 15,000,000 shares to 75,000,000 shares was 6,093,273, and the number of shares voting against such amendment was 1,322,470.

(3) The number of shares voting for the amendment to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share, was 5,021,944, and the number of shares voting against such amendment was 1,276,958.

(4) The number of shares voting for the amendment to eliminate cumulative voting in the election of directors of the corporation was 5,390,164, and the number of shares voting against such amendment was 841,090.

Executed by the undersigned President and Chief Executive Officer of The Peoples Holding Company, on this 20th day of April, 2005, at Tupelo, Mississippi.

THE PEOPLES HOLDING COMPANY

By:	/s/ E. Robinson McGraw
Name:	E. Robinson McGraw
Title:	President and Chief Executive Officer